UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

March 9, 2005

Date of Report (Date of earliest event reported)

QUAKER CHEMICAL CORPORATION

(Exact name of Registrant as specified in its charter)

Commission File Number 0-7154

PENNSYLVANIA	No. 23-0993790
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Quaker Park

901 Hector Street

Conshohocken, Pennsylvania 19428

(Address of principal executive offices)

(Zip Code)

(610) 832-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

On March 9, 2005, the Board of Directors of Quaker Chemical Corporation (the “Company”) approved an amendment to the Company’s 2001 Long-Term Performance Incentive Plan (the “2001 Plan”) to provide that stock options granted under the 2001 Plan may become exercisable prior to the first anniversary of the date of grant, subject to restrictions on transfer of stock purchased under the option. The amendment is attached hereto as Exhibit 10.1.

On March 9, 2005, the Company’s Board of Directors approved the performance criteria and payment targets for cash and stock bonuses for the 2005-07 performance period to be earned by all participants in the Company’s 2001 Long-Term Performance Incentive Plan (“LTIP”). Payment of these bonuses is dependent upon the Company’s attainment of relative performance on total shareholder return and average return on assets as compared to the S&P SmallCap 600 Materials Group. Payment of up to a maximum of 200% of the bonus opportunity can be earned depending on the level of performance within the referenced peer group. Stock options are also awarded in tandem with the aforementioned cash and stock bonuses under the LTIP and with those options included, total value to be realized by participants is dependent on approximately 48% average return on assets and 52% on shareholder return.

On March 9, 2005, the Company’s Board of Directors approved a performance target for stock bonuses to three of the Company’s named executive officers to be earned in 2005 under the Company’s 2001 Global Annual Incentive Plan. The performance criteria will be reported earnings per share with one-time charges added back. If the target is met, 10,000 shares of restricted stock will be issued to Michael F. Barry and Mark Harris and 7,500 shares of restricted stock will be issued to Wilbert Platzer. The shares will not be transferable (except by will or laws of descent) until March 9, 2008 as to 50% of the award and then another 25% thereafter on each of March 9, 2009 and March 9, 2010.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.1	Amendment One to the Quaker Chemical Corporation 2001 Long-Term Performance Incentive Plan adopted by the Board of Directors on March 9, 2005.

10.2	Form of Stock Option Agreement provided to associates with respect to stock option grants made under the Quaker Chemical Corporation 2001 Long-Term Performance Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION
Registrant

Date: March 15, 2005	By:	/S/ RONALD J. NAPLES
Ronald J. Naples
Chairman and
Chief Executive Officer